Exhibit e(2)

Modified Single Purchase Payment Deferred Variable and Fixed Annuity Application
Lincoln Life & Annuity Company of New York (Company)
Syracuse, New York Servicing Office: PO Box 2348, Fort Wayne, IN 46801-2348 Overnight Address: 1301 S Harrison St., Fort Wayne, IN 46802-3425 Service Center: 877-534-4636 Sales Desk: 877-533-0265
Applicants signing in New York must use this form.
Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.
ALL “REQUIRED” SECTIONS MUST BE COMPLETED.
Product Options: □ American Legacy® Series B Share
□ American Legacy® Signature 1

Type of Contract Being Applied For - Required
□ Non-Qualified (Do NOT select Plan Type) □ Tax-Qualified (MUST select Plan Type, below)
Plan Type (Check One): □ Roth IRA □ Traditional IRA □ SEP IRA □ Other

Contract Owner (Owner)1 - Required
Name/Trust2:    Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):  Email Address:  Date of Trust:  Trustee Name(s):   Is Trust Revocable: □ Yes □ No

Joint Contract Owner (Joint Owner)1, if any – Non-Qualified Contract Only
Name:   Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):
Email Address:   Relationship to Owner: □ Spouse
□ Non-Spouse

Annuitant1 – If no Annuitant is specified, the Owner, or Joint Owner (if younger), will be the Annuitant. If a Living Benefit Rider is elected, the Annuitant will follow the Living Benefit Rider specifications.
Same as: □ Owner  □ Joint Owner  □ Other - Complete information: Relationship to Owner:  Name:   Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):  Email Address:
Contingent Annuitant1, if any (not available on qualified or non-natural owner, except for Charitable Remainder Trust) Same as: □ Owner □ Joint Owner □ Other - Complete information: Relationship to Owner:  Name:  Date of Birth:
SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:   Mobile Telephone:  City, State & Zip Code:   Citizen of (Country):
1 Minimum and maximum age restrictions apply for all Owners and Annuitants.
2 Additional documentation required. Please Complete and Return the Certification of Trustee Powers Form (AN07086). Page 1 of 8

number percentages and the allocation total must equal 100%. Additional beneficiaries can be listed below in Additional Remarks.
1.	% Primary Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
2.	% Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
□ Primary  □ Contingent
3.	% Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
□ Primary  □ Contingent

Replacement Information – Required (All information needs to be completed.)
□ Yes □ No Do you own any existing annuities or life insurance?
□ Yes □ No Do you intend to replace or change any existing annuity contract or life insurance policy?
(Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
	$		□ Annuity □ Life
	$		□ Annuity □ Life
	$		□ Annuity □ Life

Please Indicate: □ New Deposit $
□ 1035 Exchange (Non-Qualified) $
□ Transfer (Qualified) $
□ Rollover (Qualified) $
Total Expected Amount: $
How many separate deposits/transfers are expected? - If this field is not complete, your request will not be processed.
□ 1 □ 2 □ 3 □ 4 □ 5 □ Other:
Source of Funds:  □ For Non-Qualified (i.e. Brokerage Account, Inheritance, etc.):
Please check if applicable. □ Deceased Contract (Beneficiary IRA, Deceased IRA, Extended Payout, etc. Please complete form AN07361.)
Note: For more than one deposit/transfer: The Contract will issue with the first deposit/transfer received. If 90 calendar days after your application is received and not all expected amount is received, no additional deposits/transfers will be allowed in the Contract.
Any deposits/transfers not listed here will not be allowed to be added after the Contract is issued.

Dollar Cost Averaging (DCA) – Program Minimum: $1,500. (Indicate the amount of the initial deposit to be allocated to the DCA holding account; NOT the monthly amount. If the holding account is a variable fund only the deposit allocated to DCA will transfer as part of the DCA program. Investment gain, if any, will not transfer.)
Total Amount to DCA: □ 100% (default) OR  % OR $
If duration or holding account is chosen below, DCA will default to 100% of initial deposit unless otherwise indicated above.
Duration of DCA: □ 3 Months
□ 6 Months
□ 12 Months
Note: The 3 month option may not always be available. If not available and is selected, the duration will default to the next shortest duration available.

Select One: □ DCA Fixed Account
□ American Funds Ultra-Short Bond Fund
□ American Funds U.S. Government Securities Fund
Note: The DCA holding account and the DCA funds elected cannot be the same. If no holding account is selected, the entire amount will be allocated to the DCA Fixed Account.

Death Benefits
Select One: □ Guarantee of Principal Death Benefit (default)
□ Enhanced Guaranteed Minimum Death Benefit (Annual Step-Up)
□ No Guaranteed Death Benefit (i.e. Account Value on the date a death claim is received in good order.)

No Living Benefit Rider
□ Check here if you do NOT want a Living Benefit Rider. Select funds starting on page 6.

Accumulation and Income Option
This rider provides guaranteed growth for future income and guaranteed lifetime income. A $25,000 minimum applies and if the Contract Owner is an individual, that person must be the Annuitant. If the joint life option is elected, the Spouse must be the Joint Owner or 100% Primary Beneficiary.

	Single Life	Joint Life	Investment Options	Ability to transition to i4LIFE® Advantage in the future	Select Funds From
Lincoln Market Select® Advantage Rider	□	□	Broad range of options	Yes	Page 5

IMPORTANT INFORMATION
Investment Requirements: If a Living Benefit Rider is elected a client can allocate all values among specific funds, a model or build an asset allocation portfolio with at least a minimum percentage allocated to one group of funds and a maximum percentage allocated to another group(s) of funds. These investment requirement methods will not change after election of a Living Benefit Rider without approval of the New York State Department of Financial Services. Any future investment allocation transfers must meet these investment allocation requirements. Subaccount availability may vary. The DCA Fixed Account is the Fixed Account that may be elected.
Lincoln Market Select® Advantage Rider
The Rider Charge is based on the Income Base and the cost of the Rider increases for Automatic Annual Step-ups, the Enhancements and decreases for Excess Withdrawals. The annual percentage charge may increase each time the Income Base increases as the result of the Automatic Annual Step-up. The annual percentage charge may increase upon an Enhancement received after the tenth anniversary of the effective date of the Living Benefit Rider. Additional withdrawals will impact the benefits provided by the Living Benefit Rider. The Contract Owner may terminate the Rider and Rider Charge after the fifth anniversary of the effective date of the Rider.
The benefit provided by the rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the income base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after the required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor.

Fund selections in sections A, B, or C are to be used with: Lincoln Market Select® Advantage Rider. Select funds in section A, B or C.
Section A allows you to choose a model. Section B allows you to choose between asset allocation and fixed income funds. Section C allows you to select individual funds to build a portfolio with a maximum of 80% invested in equity funds.
A.	Select a model
□ American Funds Asset Allocation Fund and American Funds U.S. Government Securities Fund Model
□ American Funds Balanced Model Portfolio
□ American Funds Conservative Model Portfolio
B.	Choose one or more of the following options to total 100% – (No restrictions)

Asset Allocation/Balanced
% American Funds Asset Allocation Fund

% American Funds Global Balanced Fund

% American Funds Growth and Income PortfolioSM

% LVIP American Balanced Allocation Fund

% LVIP American Growth Allocation Fund

% LVIP American Income Allocation Fund

Asset Allocation – Managed Risk, including Portfolio Series Funds
% American Funds Managed Risk Asset Allocation Fund

% American Funds Managed Risk Global Allocation PortfolioSM

Asset Allocation – Managed Risk, including Portfolio Series Funds (cont’d)
% American Funds Managed Risk Growth and Income PortfolioSM

% American Funds Managed Risk Growth PortfolioSM

% LVIP American Global Balanced Allocation Managed Risk Fund

% LVIP American Global Growth Allocation Managed Risk Fund

Fixed Income
% American Funds Mortgage Fund

% American Funds The Bond Fund of America

% American Funds U.S. Government Securities Fund

% LVIP American Preservation Fund

C.	Select individual funds from the following groups – Total of Group I and II must equal 100%.
Group I: Allocate at least 20% to any of the funds in Group I.

Fixed Income
% American Funds Mortgage Fund

% American Funds The Bond Fund of America

Fixed Income (cont’d)
% American Funds U.S. Government Securities Fund

% LVIP American Preservation Fund

Group II: Allocate up to 80% to the funds in Group II.
Asset Allocation/Balanced, including Portfolio Series Funds
% American Funds Asset Allocation Fund

% American Funds Global Balanced Fund

% American Funds Global Growth PortfolioSM

% American Funds Growth and Income PortfolioSM

% LVIP American Balanced Allocation Fund

% LVIP American Growth Allocation Fund

% LVIP American Income Allocation Fund

Equity
% American Funds Capital Income Builder®

% American Funds Capital World Growth and Income Fund

% American Funds Global Growth Fund

% American Funds Growth Fund

% American Funds Growth-Income Fund

Equity (cont’d)
  % American Funds International Fund
 % American Funds International Growth & Income Fund
 % American Funds Washington Mutual Investors Fund
Fixed Income
 % American Funds High-Income Trust
Money Market
 % American Funds Ultra-Short Bond Fund
Asset Allocation – Managed Risk, including Portfolio Series Funds
 % American Funds Managed Risk Asset Allocation Fund
 % American Funds Managed Risk Global Allocation PortfolioSM
 % American Funds Managed Risk Growth and Income PortfolioSM
 % American Funds Managed Risk Growth PortfolioSM
 % LVIP American Global Balanced Allocation Managed Risk Fund
 % LVIP American Global Growth Allocation Managed Risk Fund

Fund Allocations with No Living Benefit Rider

Select funds in section D.
Section D allows you to select individual funds to build a portfolio with no restrictions.

D.	Choose one or more of the following options to total 100%

Portfolio Series
% American Funds Global Growth PortfolioSM

% American Funds Growth and Income PortfolioSM

% American Funds Managed Risk Global Allocation PortfolioSM

% American Funds Managed Risk Growth PortfolioSM

% American Funds Managed Risk Growth and Income PortfolioSM

Asset Allocation/Balanced
% American Funds Asset Allocation Fund

% American Funds Global Balanced Fund

% American Funds Managed Risk Asset Allocation Fund

% LVIP American Balanced Allocation Fund

% LVIP American Global Balanced Allocation Managed Risk Fund

% LVIP American Global Growth Allocation Managed Risk Fund

% LVIP American Growth Allocation Fund

% LVIP American Income Allocation Fund

Equity
% American Funds Capital Income Builder®

% American Funds Capital World Growth and Income Fund

% American Funds Global Growth Fund

% American Funds Global Small Capitalization Fund

Equity (cont’d)
% American Funds Growth Fund

% American Funds Growth-Income Fund

% American Funds International Fund

% American Funds International Growth & Income Fund

% American Funds New World Fund®

% American Funds Washington Mutual Investors Fund

Equity – Managed Risk
% American Funds Managed Risk Growth Fund

% American Funds Managed Risk Growth-Income Fund

% American Funds Managed Risk International Fund

% American Funds Managed Risk Washington Mutual Investors Fund

Fixed Income
% American Funds Capital World Bond Fund

% American Funds High-Income Trust

% American Funds Mortgage Fund

% American Funds The Bond Fund of America

% American Funds U.S. Government Securities Fund

% LVIP American Preservation Fund

Money Market
% American Funds Ultra-Short Bond Fund

Portfolio Rebalancing
Confirmation of the Rebalancing transfers will appear on a quarterly statement and not on an individual contract confirmation statement.
If DCA and Portfolio Rebalancing are both requested, Portfolio Rebalancing will begin at the end of the DCA program. Future allocations and DCA or Portfolio Rebalancing must use the same variable fund allocations.
□ By checking this box, I choose the Portfolio Rebalancing program. (The minimum that can be transferred is $50.) More than one fund must be selected (totaling 100%). Transfers will occur on the first day through the 28th day of the month. If no start date is indicated or an incorrect start date is chosen, the start date will be the 15th of the month.
Start Date: // 20
Frequency:
□ Monthly
□ Quarterly (default)
□ Semi-Annually
□ Annually
Additional Remarks

Declarations and Signatures – Required The Owner(s) understands and agrees that:
1.	The information contained in this application is true, complete, and correct to the best of his or her knowledge and belief.
2.	The statements made shall form the exclusive basis of any annuity issued.
3.	Checks must be made payable to Lincoln Life & Annuity Company of New York, not to the Financial Professional/Agent. The cancelled check is the receipt.
4.	Only a Company officer can make, modify, discharge, or waive any of the Company’s rights and only in writing.
5.
Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or

(b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.
6.	Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity.
7.	Any annuity issued upon this application shall be considered a contract of the state in which the contract is delivered and terms shall be construed in accordance with the laws of the state.
8.	The annuity will become effective on the date of issue. In the event that the initial purchase payment for this application is not acceptable, the Company liability will be limited to a return of any payment made.
9.
The Company reserves the right to limit total Purchase Payments for all the Company variable annuity contracts, including variable annuity contracts with an affiliated company, for which the Owner, Joint Owner or Annuitant is a measuring life.

10.	There are charges and fees associated with the annuity contract and there may be additional charges for optional benefits provided through riders, endorsements or amendments.
11.	Surrender charges may apply to withdrawals, surrender of the annuity contract or an exchange for another annuity contract prior to the expiration of any surrender charge period.
12.	The fund allocations chosen will be applicable on the contract effective date.
13.	I/We understand the calculation of the death benefit.

I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed to a dollar amount.

Contract Owner Signature Signed in (City and State) Date

Joint Contract Owner, if any, Signature Signed in (City and State) Date

Annuitant Signature (if other than Owner) Date

Contingent Annuitant, if any, Signature Date

Financial Professional/Agent Signature – Required (All information needs to be completed.)
□ Yes □ No Does the applicant have any existing annuity contracts or life insurance policies?
□ Yes □ No Will the proposed contract replace or change any existing annuity or life insurance?
(Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)
The Financial Professional/Agent hereby certifies he/she witnessed the signature(s) in the Declarations and Signatures section and that all information contained in this application is true to the best of his/her knowledge and belief. The Financial Professional/ Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery.
I have provided the owner/applicant/joint applicant with all disclosures that I am required to provide under any applicable rule, laws or regulation regarding the sale of this product.

Financial Professional/Agent Signature